                                                             Exhibit No. EX-99.j

       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A of our reports  dated  January 22, 2008,  relating to the financial  statements and financial  highlights which appear in the November 30,
2007 Annual Reports to shareholders of The DFA Investment  Trust Company,  which are also  incorporated  by reference into the  Registration  Statement.  We also consent to the  references  to us under the  headings  "Disclosure  of Portfolio
Holdings",  "Officers"  "Investment  Advisory and Other Services" and "Financial
Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Philadelphia, PA
March 28, 2008